EXHIBIT 99.1

PRESS CONTACTS:

Stacy Spivack	Rachel Loya
Senior Marketing Manager, Westaff, Inc.	KRT Marketing for Westaff, Inc.
(P) 925.952.2521	(P) 925.284.6255
(E) sspivack@westaff.com	(E) rachel@krtmarketing.com

Westaff, Inc., Announces the Sale of Westaff UK, Ltd.

WALNUT CREEK, Calif., March 31, 2008 – Westaff, Inc. (NASDAQ: WSTF), a leading provider of staffing services, announced that the company completed the sale of its United Kingdom operations on March 31, 2008, to a privately held company for cash. The sale included Westaff’s U.K. headquarters in Gloucester, GL, and the Company’s 25 U.K. offices.

Westaff CEO and Chairman Michael T. Willis commented, “This sale is one of a series of positive steps that management has taken and expects to continue to take relating to Westaff’s operations.  Based on the current market, we received an excellent price for our U.K. operations of just over six times EBITDA.”  Willis continued, “This is a timely transaction for Westaff. We did not view the U.K. as a long-term strategic fit for the company. The proceeds from this sale should strengthen our ability to expand our current operations.”

About Westaff

Westaff provides staffing services and employment opportunities for businesses in global markets. Westaff annually employs in excess of 125,000 people and services more than 20,000 client accounts from 179 offices located throughout the United States, Australia and New Zealand. For more information, please visit our Web site at www.westaff.com.

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This press release contains forward-looking statements within the meaning of U.S. securities laws. Forward-looking statements in this release are generally identified by words such as “expects,” “believes,” “will,” “should” and similar expressions that are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. Forward-looking statements contained herein include, but are not limited to, statements regarding steps that the company may take with respect to its operations in the future and the company’s ability to expand its current operations and to develop and launch new business lines and services.  The forward-looking statements contained herein involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risk and uncertainties cannot be controlled by the Company. These risks and uncertainties include, but are not limited to: risks related to control by a significant shareholder, an intensely priced competitive market, our significant working capital needs and our ability to borrow to meet those needs, our ability to borrow under our credit facilities and our compliance with their debt covenants, variability of the amount of collateral that we are required to maintain to support our workers’ compensation obligation, the sufficiency of our workers’ compensation claims reserve, variability of employee-related costs, including workers’ compensation liabilities, possible adverse effects of fluctuations in the general economy, our ability to collect on our accounts receivable, risks related to franchise agent operations, risks related to international operations and fluctuating exchange rates, reliance on executive management and key personnel, our ability to attract and retain the services of qualified temporary personnel, the ability of our customers to terminate our service agreement on short notice, variability of the cost of unemployment insurance for our temporary employees, any difficulty with our information technology system, government regulation, potential exposure to employment-related claims, the volatility of the Company’s stock price, increased regulatory compliance costs and litigation and other claims. Additional information concerning the risks and uncertainties listed above, and other factors you may wish to consider, is contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Form 10-K for the year ended November 3, 2007.

Forward-looking statements are based on the beliefs and assumptions of the Company’s management and on currently available information. The Company undertakes no responsibility to publicly update or revise any forward-looking statement except as required by applicable laws and regulations.